Exhibit 99.2


                              Attachment to Form 4


                             JOINT FILER INFORMATION


Name and Address:                           Stanley F. Druckenmiller
                                            40 West 57th St., 25th Floor
                                            New York, New York  10019


Date of Event Requiring Statement:          05/23/08
Issuer and Ticker Symbol:                   Energy XXI (Bermuda) Limited (EXXI)
Relationship to Issuer:                     10% Owner (1)
Designated Filer:                           Duquesne Capital Management, L.L.C.


TABLE I INFORMATION

None.

TABLE II INFORMATION

Title of Derivative Security:               Warrants to Purchase Common Stock
Conversion or Exercise Price of
     Derivative Security                    (2)
Transaction Date:                           05/23/08
Transaction Code:                           S
Number of Derivative Securities
     Disposed of:                           500,000
Date Exercisable                            (2)
Expiration Date:                            10/20/09
Title of Underlying Securities:             Common Stock
Amount of Underlying Securities:            500,000
Price of Derivative Security:               $2.15
Number of Derivative Securities
     Beneficially Owned Following
     Reported Transactions                  7,460,000
Ownership Form:                             I
Nature of Indirect Beneficial Ownership:    (1)


Signature of Reporting Person               STANLEY F. DRUCKENMILLER


                                            By: /s/ Joseph W. Haleski
                                                --------------------------------
                                                Name:   Joseph W. Haleski
                                                Title:  Attorney-in-Fact

Date:                                       May 28, 2008